UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2014, the Board of Directors (the “Board”) of First National Community Bancorp, Inc. (the “Company”) approved the recommendations of the Compensation Committee of the Board to make the following grants of common shares of the Company, subject to time-based vesting (each a “Restricted Stock Award” and collectively, the “Restricted Stock Awards”), under the Company’s 2013 Long-term Incentive Compensation Plan to the Company’s named executive officers:

Name and Title	Number of Shares of Restricted Common Stock
Steven R. Tokach	7,600
Gerard A. Champi	6,300
James M. Bone	5,300
Joseph J. Earyes	2,500
Mary Griffin Cummings	2,700

The grant date for each of the Restricted Stock Awards was March 1, 2014. For Steven R. Tokach, the time-based Restricted Stock Award vests in two equal annual installments on the anniversary of the grant date, subject to continued service. For the Restricted Stock Awards to each of the other named executive officers, each respective time-based Restricted Stock Award vests in three equal annual installments on the anniversary of the grant date, subject to continued service.

Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such shares are vested. In the event of the death, disability or retirement of the recipient, or in the case of a change in control of the Company, the unvested portion of the Restricted Stock Award will vest on a pro rata basis with the percentage vesting to be determined by multiplying (i) the number of the shares of restricted stock that have not yet vested by (ii) the ratio of the number of months since the immediately preceding vesting date (or since the grant date, if the event occurs prior to the first vesting date) that the recipient has been employed or engaged to provide services to the total number of months left in the vesting period.

The description of the Restricted Stock Awards herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Agreement that was filed with the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2014, and incorporated herein by reference to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 26, 2014, the Board of the Company approved May 21, 2014 as the date for an Annual Meeting of Shareholders of the Company for 2014 (the “Annual Meeting”) to be held at 9:00 a.m. at the First National Community Bank Exeter Branch located at 1625 Wyoming Avenue, Exeter, Pennsylvania 18643. The Board also approved April 8, 2014 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that date may attend and vote at the Annual Meeting or any adjournment thereof.

Deadline for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

As disclosed in the Company’s Proxy Statement filed with the SEC on November 22, 2013, the Company has determined the deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the Annual Meeting. Such proposals must be delivered to the Corporate Secretary at 102 E. Drinker Street, Dunmore, PA 18512 no later than the close of business on March 14, 2014 to be considered timely, which the Company has determined to be a reasonable time before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the SEC regarding the inclusion of shareholder proposals in proxy materials and may be omitted from the Company’s proxy materials if not in compliance with applicable requirements.

Deadline for Shareholder Proposals to be Brought Before An Annual Meeting

In accordance with the Company’s Amended and Restated Bylaws, proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be received not later than the close of business on March 14, 2014 in order to be considered at the Annual Meeting. Such proposals must be delivered to the Corporate Secretary at 102 E. Drinker Street, Dunmore, PA 18512 and must also comply with all other requirements set forth in the Company’s Amended and Restated Bylaws and other applicable laws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: March 4, 2014